UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 3, 2008
(Date of earliest event reported)

21ST CENTURY HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	0-2500111	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3661 West Oakland Park Blvd., Suite 300
Lauderdale Lakes, FL	33311
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 581-9993

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 and Item 8.01. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers and Other Events

Annual Meeting of Shareholders

On June 3, 2008, 21st Century Holding Company (the "Company," "we" or "us") held its Annual Meeting of Shareholders at its principal executive offices located at 3661 West Oakland Park Boulevard, Suite 207, Lauderdale Lakes, Florida 33311. At this Annual Meeting, our shareholders approved the following two (2) proposals, with the necessary number of votes required by our charter documents and applicable corporate laws:

1. The election of Charles B. Hart, Jr. and Carl Dorf as Class III directors to serve until the Annual Shareholder’s Meeting to be held in 2011 or until their successors are elected and qualified;

2. Ratifying the selection of DeMeo Young McGrath as the Company’s independent auditors for the 2008 fiscal year.

Appointment of Peter J. Prygelski as Director

Immediately after the Annual Meeting of Shareholders, the Board of Directors appointed Peter J. Prygelski, III to serve as a director of the Company, effective as of June 3, 2008. Mr. Prygelski will serve as a Class I director and will stand for election at the 2010 Annual Meeting of Shareholders. In accordance with the Company's Bylaws, Mr. Prygelski's appointment was approved by the affirmative vote of a majority of the directors of the Company. At this time, the Company has not determined the Board committees on which Mr. Prygelski will serve as a member.

Peter J. Prygelski, III (age 39), served on the Board of Directors of the Company and as Chairman of its Audit Committee from January 2004 to June 2007. He was appointed to serve as the Company’s Chief Financial Officer, effective June 25, 2007. Except for the compensation that Mr. Prygelski received for serving as the Chief Financial Officer and as a Director of the Company during the time periods noted in the preceding sentence (which compensation for the last 2 fiscal years is disclosed in the Company's definitive proxy statement filed with the SEC on April 4, 2008 and incorporated herein by reference), there are no transactions between the Company and Mr. Prygelski that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21ST CENTURY HOLDING COMPANY

Date: June 4, 2008	By: /s/ Peter J. Prygelski, III
Name: Peter J. Prygelski, III
Title: Chief Financial Officer
(Principal Accounting and Financial Officer)